Exhibit 10.2

EXECUTION

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.
WHEELS UP EXPERIENCE INC.
PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (this “Agreement”) is made as of November 30, 2023 (the “Grant Date”), between Wheels Up Experience Inc., a Delaware corporation (the “Company”), and George Mattson (the “Grantee”).
WHEREAS, the Company desires to grant to the Grantee an award that is subject to both service and performance conditions (a “Performance Award”), as provided herein;
WHEREAS, the Performance Award will be granted apart from the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (as it may be amended in accordance with the terms of the Plan from time to time, the “Plan”), but, except as set forth below and Section IIIA of the Plan, will be subject to the same terms and conditions as set forth in the Plan to the extent applicable to this Performance Award; and
WHEREAS, the Company and the Grantee understand and agree that any capitalized terms used herein, if not otherwise defined, will have the same meanings as in the Plan (the Grantee being referred to in the Plan as a Participant).
    NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:
1.Grant of a Performance Award. The Company grants to the Grantee a Performance Award that provides the Grantee with the right to receive a distribution of a number of shares of Common Stock (“Shares”), subject to the prior (i) cash payment on the Term Loan (through full or partial repayment of the Term Loan Amount and/or cash payment of accrued “paid in kind” interest due under the Term Loan) in an amount equal to the Term Loan Amount (the “Repayment Event”); provided, however that a full exchange of the Term Loan by the Investors (as defined in Exhibit A to this Agreement, attached) with the Company or with a third-party for equity, other than an exchange in connection with a dissolution, insolvency or bankruptcy, shall constitute a Repayment Event for purposes of this Section 1 and (ii) satisfaction of the applicable service-vesting conditions set forth herein, with the number of Shares to be determined at each applicable Determination Date (as defined below). The number of Shares to be delivered to the Grantee with respect to each applicable Determination Date will be determined based on the portion of the Total Investor Profits (as defined on Exhibit A to this Agreement, attached) earned by the Grantee as of each Determination Date and calculated solely in accordance with the vesting and settlement terms set forth in this Agreement and on Exhibit A hereto. The Grantee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of the Performance Award, and rights hereunder, will be retained by the Company.

2.Vesting Conditions; Determination Dates. The Grantee acknowledges and agrees that the Repayment Event must occur prior to the distribution of any Shares and then, once the Repayment Event has occurred, the number of Shares to be distributed to Grantee will first be determined on December 31 of the year in which the Repayment Event occurs and then on December 31 of each year thereafter (each such December 31, a “Determination Date”) until December 31, 2028; provided, however, that if a Change of Control occurs prior to any Determination Date, the date of the consummation of the Change of Control will be deemed a Repayment Event and the final Determination Date, and provided further that in the event of a Change of Control within six (6) months following the termination of Grantee’s employment for any reason other than for Cause (as defined in the Employment Agreement), the Grantee will become 100% vested as of the date of the Change of Control.
3.Vesting and Settlement. The Performance Award will vest and settle in accordance with the terms set forth on Exhibit A hereto. Notwithstanding anything set forth in this Agreement, the parties agree that the delivery of any Shares pursuant to this Performance Award is subject to the stockholders of the Company (“Stockholders ”)approving this Performance Award and approving a sufficient number of Shares to be issued to the Grantee and in the event that this Performance Award is not properly approved by the Stockholders or on any Determination Date there is not a sufficient number of Shares with respect to this Performance Award approved by the Stockholders in order to deliver the number of Shares due under this Performance Award, the Company shall make a payment fully in cash to the Grantee in an amount equal to the value of the Shares as determined under Section 2(c) in Exhibit A that would have otherwise been delivered to the Grantee pursuant to the terms and conditions set forth on Exhibit A hereto had the sufficient number of Shares been approved by Stockholders at that time.
4.Termination of Service. Notwithstanding anything to the contrary in the Employment Agreement, this Agreement or Exhibit A to this Agreement:
(a)Voluntary Termination Other Than for Good Reason; Death or Disability. In the event of the Grantee’s voluntary termination of employment for any reason other than Good Reason or due to Grantee’s death or Disability (as defined in the Employment Agreement), the Service Vested Percentage of the Performance Award will be determined as of the last anniversary of the Vesting Commencement Date preceding the Grantee’s termination date and. the total number of Shares, or payment in cash as required under Section 3 hereof, to be distributed to Grantee, or to Grantee’s estate, as applicable, will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage will be forfeited for no consideration.
(b)Involuntary Termination Other Than for Cause or Due to Grantee’s Resignation with Good Reason. In the event that the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns with Good Reason (as defined in the Employment Agreement): (i) the Service Vested Percentage of the Performance Award will be determined as if the Grantee had remained employed though the next anniversary of the Vesting Commencement Date after the date of termination of employment; provided, however, that if the next anniversary of the Vesting Commencement Date after the date of termination of employment is less than three (3) months following the date of termination of employment pursuant to this Section 4(b), the Service Vested Percentage will be determined as if the Grantee had remained employed through the next two anniversaries of the Vesting Commencement Date after the date of termination of employment; and (ii) upon an involuntary termination other than for Cause or upon Grantee’s resignation with Good Reason, the total number of Shares or payment in cash as required under Section 3 hereof, to be distributed to Grantee will be determined as of each Determination Date through and until December 31, 2028, without any condition of continuing employment or service. For the avoidance of doubt, any percentage of the Performance Award in excess of the Service Vested Percentage after taking into account the prior sentences will be forfeited for no consideration.
(c)For Cause. In the event of the Grantee’s termination by the Company for Cause (as defined in the Employment Agreement), the Performance Award, including any Service Vested Percentage thereof, will be forfeited for no consideration
5.Withholding. In addition to any rights or obligations with respect to the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under applicable law, the Company or any Affiliate employing or otherwise engaging the Grantee will have the right to withhold from the Grantee any such required withholding obligations arising as a result of grant or vesting and settlement of the Performance Award. or any other taxable event occurring pursuant to this Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such withholding obligations from any payment of any kind otherwise due to the Grantee or to take such other actions, including, without limitation, withholding any Shares deliverable pursuant to this Performance Award as may be necessary to satisfy such withholding obligations.
6.Section 409A of the Code. Subject to and consistent with Article XVIII of the Plan, this Agreement will be interpreted in such a manner that all provisions relating to the settlement of the Performance Award are compliant with or exempt from the requirements of Section 409A of the Code. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder will comply with Section 409A, to the extent Section 409A applies.
7.Non-Assignability. The Performance Award will not be transferable by the Grantee.
8.Notice. Any notices required or permitted by the terms of this Agreement will be given by registered or certified mail, return receipt requested, addressed as follows:
To the Company:   Wheels Up Experience Inc.
601 West 26th Street, Suite 900
New York, New York 10001
Attn:    [***]

And to the Grantee at the most recent address the Grantee has provided to the Company, with a copy to (which will not constitute notice to Grantee):
Ford & Harrison LLP
366 Madison Avenue
New York, New York 10017
Attention:    [***]
Email:    [***]

Any such notice will be deemed to have been given when mailed in accordance with the foregoing provisions.

9.Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.
10.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.
11.Data Privacy. In order to administer this Agreement and to implement or structure future equity grants, the Company, its Affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including, but not limited to, Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.No Rights as Stockholder; No Voting Rights, The Grantee shall not be, nor have any of the rights or privileges of, a stockholder in respect of the Performance Award awarded pursuant to this Agreement and until the Shares attributable to such Performance Award have been actually issued to the Grantee.
13.Restrictive Covenants. The Grantee acknowledges and recognizes the highly competitive nature of the businesses of the Company, that the Grantee will be allowed access to confidential and proprietary information (including, but not limited to, trade secrets) about those businesses, as well as access to the prospective and actual customers, suppliers, investors, clients and partners involved in those businesses, and the goodwill associated with the Company. The Grantee accordingly acknowledges and agrees that part of the consideration for being granted the Performance Award is the Grantee agreeing to be subject to the restrictive covenants set forth in the Employment Agreement and that certain Restrictive Covenant Agreement executed and delivered by the Company and Grantee pursuant to the Employment Agreement.

14.Clawback. Notwithstanding any other provisions in this Agreement to the contrary, the Performance Award granted pursuant to this Agreement is subject to recovery under any law, government regulation or stock exchange listing requirement or the Wheels Up Experience Inc. Executive Compensation Recoupment Policy and will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (including, but not limited to Section 304 of the Sarbanes-Oxley Act of 2002 or any policy adopted by the Company pursuant to Section 10D of the Exchange Act or the applicable NYSE Listing Standards).
15.Not Salary, Pensionable Earnings or Base Pay. The Grantee acknowledges that the Performance Award will not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Grantee under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.
16.Provisions of This Agreement Control. The express terms of this Agreement will prevail and control for all purposes and supersede and replace any contrary, different or inconsistent terms in the Plan to the extent they may be applicable to this Performance Award, or any policies, rules, procedures or practices of the Company or any Relevant Companies or any interpretations by the Board or Committee of the Company or any Relevant Companies in contravention of any express term of the Agreement. For the avoidance of doubt, neither Article XXVI of the Plan nor any article of the Plan that permits the Board or the Committee, as defined in the Plan, to (i) suspend vesting and/or settlement of this Performance Award, (ii) specify any additional terms, conditions and limitations for the grant of the Performance Award, (iii) cancel the Performance Award or provide for conditions or circumstances under which the Performance Award will be forfeited other than those expressly stated in this Agreement, (iv) apply performance goals or performance criteria other than those specified in this Agreement or reduce the amounts payable under this Agreement, (v) cancel any unpaid or deferred Performance Award or any portion thereof for any reason other than Grantee is not in compliance with this Agreement as so determined and decided by an appropriate court of final jurisdiction, or (vi) settle the Performance Award other than in Shares or cash, will apply to this Performance Award.
17.No Right to Continued Employment or Service Relationship. Nothing in this Agreement will be deemed to confer on the Grantee any right to continued employment by, or other service relationship with, the Company or any Affiliate, or to interfere with or limit in any way the right of the Company or any Affiliate to terminate such employment or other service relationship at any time.
18.No Right to Future Awards. This Performance Award is a one-time Award that does not constitute a promise of future grants.

19.Entire Agreement. This Agreement, the terms and conditions set forth in the Plan (as modified by Section 16 of this Agreement), and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
20.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision will be stricken as to such jurisdiction, and the remainder of this Agreement will remain in full force and effect.
21.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Grantee shall be effective unless signed in writing by or on behalf of the Company and the Grantee. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, will be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
22.References. References herein to rights and obligations of the Grantee will apply, where appropriate, to the Grantee’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
23.Plan Document. This Agreement shall constitute an “employee benefit plan” for purposes of the registration of any Shares on Form S-8 Registration Statement under the Securities Act.
24.Authority. The execution of this Agreement by the Chairman of the Board has been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company.
25.Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:
(a)“Change of Control” means the occurrence of any one of the following events on or after the date of this Agreement and on or before the final Determination Date:
(1)the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (for purposes of this Section 23(a), a “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act ) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided however, that for purposes of this subsection (a)(1), neither the consummation of the acquisition of the Company described in clauses (A) or (B) above by any Investor (as defined in Exhibit A to this Agreement, attached) or any affiliate or subsidiary of an Investor nor the consummation of the acquisition of the Company described in clauses (A) or (B) above by any employee benefit plan (or related trust) sponsored or maintained by any Investor or any affiliate or subsidiary of an Investor will constitute a Change of Control;

(2)the consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or sale or other disposition of all or substantially all of the Company’s assets or equity securities;

(3)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (other than any other than an exchange in connection with a dissolution, insolvency or bankruptcy described in Section 1 of this Agreement); or

(4)     the individuals who on the date of this Agreement constitute the Board of the Company thereafter cease to constitute at least a majority thereof; provided, however, that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote will be considered a member of the Board on the date of this Agreement.

(a)“Employment Agreement” means the employment agreement by and among the Company, Wheels Up Partners LLC and the Grantee, dated as of October 2, 2023 and the Amended and Restated Employment Agreement, executed contemporaneously with this Agreement.
(b)“Invested Capital” means the amount invested in or loaned to the Company by the Investors (i.e., Delta Air Lines, Inc. (“Delta’), CK Wheels LLC, Cox Investment Holdings, Inc., Kore Air LLC, and Pandora Select Partners, LP, Whitebox Multi-Strategy Partners, LP, Whitebox Relative Value Partners, LP and Whitebox GT Fund, LP (Pandora and the Whitebox related entities, collectively, the “Whitebox Entities”). It is understood that the Invested Capital on the date of this Agreement is $390 million and will include any additional amounts drawn on the Term Loan and any amounts drawn on the Revolving Credit Facility.
(c)“Revolving Credit Facility” means the revolving credit facility pursuant to which as of November 15, 2023 Delta has provided commitments of an aggregate principal amount of $100 million.
(d)“Service Vested Percentage” means the portion of the Performance Award that has service-vested, with such service vesting to occur as follows: 25% of the Performance Award will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to the Grantee’s continued service through each applicable vesting date (unless otherwise provided in Section 4(a) and (b) of this Agreement), such that 100% of the Performance Award will be service-vested on the fourth anniversary of the Vesting Commencement Date. For purposes of the service-vested percentage, no absence of Grantee from work because of:

(i) Grantee’s exercise of his leave rights under any federal, state or local statute; (ii) Grantee’s leave of absence, as approved in writing by the Committee, for a temporary disability, which may include any physical or mental condition other than a “Disability” as defined in the Employment Agreement; or (iii) Grantee’s leave of absence for any purpose approved in writing by the Committee, will be considered to have interrupted Grantee’s continued service to the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Service Vested Percentage will be 100% upon the consummation of a Change of Control.
(e)“Term Loan” means the term loan facility pursuant to that certain Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, various lenders and U.S. Bank Trust Company, N.A., as administrative agent for the Lenders, dated as of September 20, 2023, as amended on November 15, 2023.
(f)“Term Loan Amount” means $390 million plus any additional amounts drawn on the Term Loan following the date hereof.
(g)“Vesting Commencement Date” means September 20, 2023.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.

WHEELS UP EXPERIENCE INC.
By: /s/ Adam Zirkin
Name:    Adam Zirkin
Title:    Chairman of the Board
GRANTEE
/s/ George Mattson
Name:    George Mattson

[SIGNATURE PAGE FOR PERFORMANCE AWARD (GM)]

EXHIBIT A
Vesting and Settlement of Performance Award
Each capitalized term used and not otherwise defined in this Exhibit A will have the meaning set forth in the Performance Award Agreement (the “Agreement”) to which this Exhibit A is attached. This Performance Award provides the Grantee with the opportunity to share in the growth of the value of the Company based on the Total Investor Profits recognized or deemed to be recognized by the Investors and his providing services to the Company.
1.    Repayment Event. No Shares will be provided or granted with respect to the Performance Award unless and until a Repayment Event has occurred. For the avoidance of doubt, a Repayment Event will be deemed to have occurred if the Investors refinance the Term Loan at the time of the Scheduled Maturity Date.
2.    Calculation and Settlement of Performance Award. Following a Repayment Event, the Grantee will be entitled to receive a number of Shares calculated by the Company on each Determination Date as follows:
(a)    The Company shall determine the Grantee Profit Percentage by calculating the Investor MOIC on each Determination Date following a Repayment Event;
(b)     The Company shall determine the Grantee Profit Amount on each Determination Date by multiplying the (i) Total Investor Profits as of the Determination Date by (ii) Grantee Profit Percentage;
(c)    The number of Shares to be granted by the Company to the Grantee in connection with the applicable Determination Date will be the amount by which (i) (A) the Grantee Profit Amount multiplied by (B) the Service Vested Percentage divided by (C) the Stock Price exceeds (ii) the number of Previously Granted Shares, all determined as of such Determination Date. Consistent with Article XIX of the Plan, this number of Shares will be adjusted to the extent (if any) necessary to preserve the intended incentive of the Performance Award and eliminate any negative or positive impact on Grantee of any stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company occurring during any period prior to the calculation and settlement of the Performance Award. The number of Shares issuable pursuant to the immediately foregoing sentence will be (i) rounded to the nearest whole share and (ii) reduced by the amounts required to be withheld for federal, state, local or foreign income taxes, withholding taxes or employment taxes divided by the Stock Price.
(d)    The Shares will be distributed to the Grantee no later than the 30th day following the Determination Date.
For the avoidance of doubt, the calculation set forth in this Section 2 will be undertaken on each Determination Date following a Repayment Event, without any condition of continuing employment or service by Grantee other than upon a termination with Cause.

3.    Definitions. Solely for the purposes of this Exhibit A, the following terms will have the following respective meanings:
(a)“Dilutive Shares Value” means as of any Determination Date (i) the Stock Price multiplied by (ii) the product of (x) the sum of (A) the number of Shares to be granted to the Grantee pursuant to the first sentence of Section 2(c) above in connection with such Determination Date (which, for the avoidance of doubt, shall be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes) and (B) the number of Previously Granted Shares multiplied by (y) a fraction, the numerator of which is the number of New Investor Shares and the denominator of which is the fully diluted outstanding Shares of the Company as of the applicable Determination Date.
(b)“Grantee Profit Amount” means the Grantee Profit Percentage multiplied by the Total Investor Profits.
(c)“Grantee Profit Percentage” means the percentage of the Total Investor Profit that the Grantee is entitled to receive determined on each applicable Determination Date based on the Investor MOIC as set forth below. The Grantee Profit Percentage will be:
(i) 5% if the Investor MOIC is greater than 1.00x and less than or equal to 2.00x;
(ii)7% if the Investor MOIC is greater than 2.00x and less than or equal to 3.00x; or
(iii)10% if the Investor MOIC is greater than 3.00x.
For the avoidance of doubt, the Grantee Profit Percentage will be 0% if the Investor MOIC on any Determination Date is 1.00x or less.
(d)“Investor MOIC” means, as of any Determination Date, the Total Investor Return divided by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(e)“Investors” means Delta Air Lines, Inc. CK Wheels LLC, Cox Investment Holdings, Inc, Kore Air LLC, and the Whitebox Entities participating in the Term Loan or in the Revolving Credit Facility, as applicable, as of November 15, 2023.
(f)“New Investor Shares” means the total number of Shares issued to the Investors in connection with the Investment and Investor Rights Agreement, dated as of September 20, 2023, as amended on November 15, 2023, by and among the Company and the Investors, which is 671,239,941.
(g)“Previously Granted Shares” means the number of Shares granted to the Grantee pursuant to the Performance Award prior to the then applicable Determination Date, which will be prior to any reduction in such number of Shares to cover federal, state, local and foreign income taxes, withholding taxes or employment taxes.
(h)“Scheduled Maturity Date” means September 20, 2028.

(i)“Stock Price” means, as of the applicable Determination Date, (i) if the Shares are listed on any national securities exchange or quoted on a U.S. automated inter-dealer quotation system and the Determination Date is not the date of the consummation of a Change of Control, the volume weighted average per Share price over the sixty trading day period that ends on the last trading day immediately prior to the Determination Date, (ii) if the Determination Date is the date of the consummation of a Change of Control, the per Share price set forth in, or determined in accordance with, the applicable document pursuant to which the Change of Control is effectuated, or, (iii) if the Shares are not traded on any such exchange or system and not in connection with a Change of Control, the most recent third party valuation of a Share prior to the applicable Determination Date.
(j)“Total Investor Profits” means the amount by which the Total Investor Return, measured as of each applicable Determination Date, exceeds by the sum of (i) Term Loan Amount and (ii) any amounts drawn on the Revolving Credit Facility.
(k)“Total Investor Return” means the sum of (i) the repayment of Invested Capital and payment of accrued “paid in kind” interest and (ii) (a) the product of (A) the New Investor Shares multiplied by (B) the Stock Price minus (b) the Dilutive Shares Value.